                                                                 EXHIBIT 10.l

* = THE MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             MASTER SUPPLY AGREEMENT

         THIS MASTER SUPPLY AGREEMENT (the "Agreement") is effective this 19th day of July, 1999, and entered into by and between GATEWAY, INC., a Delaware corporation, 610 Gateway Drive, North Sioux City, SD 57049 and its Subsidiaries and Affiliates (collectively, "Gateway") and BOSTON ACOUSTICS, INC., a Massachusetts corporation, 300 Jubilee Drive, MA 01960 (hereafter "SUPPLIER").

1.0      PURPOSE

         The purpose of this Agreement is to enter into a long-term, mutually beneficial business relationship which will increase the total value of the business relationship through continuous improvement processes. It is understood between the parties that the use of the terms "partnering" and "partnership" in this Agreement or any of the Attachments hereto shall not create a legal partnership between the parties. These terms are used solely to indicate a spirit of cooperation and sharing.

2.0      MUTUAL UNDERSTANDING OF GOVERNING PRINCIPLES

2.1. The parties mutually understand and agree that the following principles will govern this Agreement:

A. The relationship shall be viewed and managed as a whole rather than as individual transactions.

B. Both Gateway and SUPPLIER are totally committed to continuous improvement in cost, quality, productivity and technology.

C.       Gateway and SUPPLIER shall manage total cost for mutual profitability.

D. The parties recognize that a shared destiny in business decisions will result in a long-term, productivity-based relationship and agree to share information on a confidential basis to achieve this end, provided that neither party shall be obligated to disclose information in violation of its confidentiality obligations or in violation of law to one or more third parties.

E. This Agreement is in the English language only, which shall be controlling in all respects. No translation, if any, of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in a determination of the intent of either party hereto. All business transactions, documentation and communications whether oral or written concerning this Agreement will be done in the English language.

2.2. DEFINITIONS. Each of the following terms shall have the meaning in this Agreement and attached exhibits as follows:

A. "PRODUCT(S)", as used in this Agreement, shall mean the individual Product or Products identified in an Attachment A hereto.

B. "SPECIFICATIONS" as used in this Agreement means the specifications for the Product(s), including regulatory requirements, to be sold by Gateway as described in Attachment A and any references to other technical documentation made therein.

C. "DEFECT(S)" as used in this Agreement shall mean a deficiency, imperfection or insufficiency in the Product such that it is not fit for ordinary purposes for which it was purchased, sold or used.

D. "ORDER", as used in this Agreement shall mean those purchase orders that Gateway shall provide to SUPPLIER.

E. "CONFIDENTIAL INFORMATION", as used in this Agreement shall mean components, types of systems, new product development, technical information, data, formulas, patterns, compilations, programs, devices, methods, techniques, marketing plans, business procedures, customer and supplier lists, agreements with any suppliers, supplements, techniques, or know-how, processes or other proprietary or confidential or intellectual property information which is received from the other under this Agreement, which is transmitted from the other party in written form and which, if disclosed to the general public, would cause harm to the transmitting party.

F. "EPIDEMIC FAILURES" means Product failures or Defects which exceed the Defective Parts Per Million (DPPM) threshold established in Attachment A of the Agreement.

3.0      SCOPE

A. This Agreement shall apply to all divisions, subsidiaries, affiliates, locations, and operations of Gateway and SUPPLIER.

B. This Agreement does not constitute a Order. Purchases under this Agreement shall be made with Orders issued by the individual Gateway subsidiary or affiliate purchasing departments which, in turn, shall be liable under this Agreement only for the amount set forth in the individual Orders.

4.0      TERM AND TERMINATION

A.       This Agreement shall commence on the effective date entered on the
         first page of the Agreement and shall expire at the end of a     *
         year period unless earlier terminated in accordance with Section 4.B herein. In the event Attachment A is not renewed or is terminated in accordance with Section 4.B, this Agreement and the remainder of Attachments will remain in full force and effect.

B. In the event that either party commits a material breach of its obligations hereunder, the other party may, at its option, terminate this Agreement as to any specific Product or Order, or terminate this Agreement in its entirety upon ninety (90) days' prior written notice. Additionally, Gateway may terminate any one of the Attachments or this Agreement upon ninety (90) days' prior written notice to SUPPLIER and without penalty in the event that Gateway makes the determination that technological innovations have occurred which will place Gateway at a competitive disadvantage if SUPPLIER cannot offer the same or similar technology at competitive price levels and within the time constraints required by Gateway.

C. If either Gateway or SUPPLIER should (i) become insolvent, (ii) make any assignment for the benefit of creditors, (iii) enter into any compromise with creditors or a general agreement for referral of payment with its creditor, (iv) make or suffer to be made any transfer to any person, trustee, receiver, liquidator, or referee for the benefit of creditors, (v) file a voluntary petition in bankruptcy, (vi) suffer an involuntary petition in bankruptcy to be filed against it,
         (vii) file any petition in any reorganization, arrangement, compromise, readjustment, liquidation, or dissolution or similar relief for itself, or (viii) become unable to pay its debts generally as they become due, the other party shall have the immediate right to terminate this Agreement upon delivery of written notice without any liability to the insolvent party and without further notice to it.

5.0      PRICING

A. The prices and/or pricing formula for the Products listed on an Attachment A shall be applicable to all Orders issued under this Agreement. Mutually agreed to modifications and changes to quantity, price and delivery schedules will be set forth in the individual Order(s) for such Product(s).

B.                  *          Prices. SUPPLIER agrees to treat Gateway as a
                    *         . SUPPLIER represents that all of the prices,
         warranties, benefits and other terms set forth hereunder are   *

                                                                . If, during the
         term of this Agreement or any renewal hereof, SUPPLIER enters into an
         agreement with any other customer that contains            *
              are provided hereunder, then this Agreement shall be deemed
                                       *
                      .

C. If Gateway is responsible for payment, then applicable taxes and other charges such as duties, customs, tariffs, imports and government imposed surcharges shall be stated separately on SUPPLIER's invoice.

D. Unless otherwise agreed upon in writing by Gateway, Gateway shall only be responsible for paying the costs described on an Attachment A hereto.

E. Gateway reserves the right to have SUPPLIER's records inspected and audited to ensure compliance with this Agreement. At Gateway's option or upon SUPPLIER's written demand, such audit will be performed by an independent third party at Gateway's expense. However, if SUPPLIER is found to not be in compliance with this Agreement in any way, SUPPLIER shall

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         reimburse Gateway for all costs associated with the audit. The results of such audit shall be kept confidential by the auditor, and, if conducted by a third party, only SUPPLIER's relevant discrepancies with this Agreement shall be reported to Gateway. Third party confidential information shall not be supplied to Gateway unless Gateway has a Confidential Disclosure Agreement with the third party.

6.0      ORDERS/INVOICES

A. Orders may be issued by the individual Gateway locations and subject to the terms and conditions on the reverse side of the Order, unless there is a conflict with the provisions of this Agreement. If a conflict exists, the terms of this Agreement will take precedence over the terms of any individual Order and the statement stating the Order terms "become exclusive and binding" shall be void as relates to this Section. Each Order shall define for the ordered Product the delivery schedule, the price, a description, and the amount of ordered Product.

B. Invoices will be submitted by SUPPLIER to Gateway's location indicated on the Order. Invoices will reference Gateway's Order number and will contain such other information as Gateway may reasonably request. The invoice payment terms for the Orders placed hereunder shall be net
              *    days from receipt of Product. If payment is made within  *
           * (days) from Gateway's receipt of Product Gateway shall be entitled
         to a         *        discount on the amount due. Payment for Product
         shall be paid by means of electronic transmittal to SUPPLIER'S designated account.

7.0      DELIVERY DATES

A. Delivery dates stated on Gateway's Order shall be the date of receipt of the Product at Gateway's location. SUPPLIER will make reasonable
         efforts to deliver within    *    business days of the delivery dates
         provided by Gateway. If SUPPLIER fails to deliver within     *    days
         of the scheduled delivery date, SUPPLIER will pay for all expedited shipping costs or Gateway may cancel the affected Order without penalty. Gateway shall be entitled, without penalty, to reschedule or cancel Product order quantities on any existing Order in the following percentages:

                                                     Reschedule        Cancel
                            *                             *                *

B. Gateway and SUPPLIER will work together with regard to the rescheduling and cancellation of Product to be delivered to Gateway in order to maintain and achieve the maximum flexibility for Gateway. Without limiting the generality of the preceding sentence, SUPPLIER agrees to use commercially reasonable efforts to mitigate any Gateway liability for Product cancellations beyond the percentages noted above by returning to its suppliers, finding alternative purchasers or otherwise using any applicable materials, parts, or subassemblies, that pertain to any cancelled Product orders.

8.0      TITLE AND DELIVERY

A. Title of Product shall pass to Gateway upon physical acceptance of the Product at the final agreed point of delivery.

B. Risk of loss shall be SUPPLIER's until delivered to Gateway's manufacturing facility as set forth in Attachment B. Unless otherwise specified, title will transfer at FOB (Free on Board) Gateway's
         manufacturing facility as set forth in Attachment B.     *    is
         responsible for the export license, paying any export taxes and fees, customs and insurance, duties, tariffs, imports and government imposed surcharges, and providing evidence of delivery of Product to the carrier.

C. If SUPPLIER pays ocean transportation, other than prepaid bill to Gateway, then at no time will ocean freight transportation charges exceed those of Gateway ocean freight transportation charges. If Gateway is responsible for ocean freight, SUPPLIER shall use a freight forwarder with freight invoice billed directly to Gateway or SUPPLIER may pay freight then invoice to Gateway.

D. SUPPLIER agrees to provide line item detail of cost of merchandise, cost of freight and incidental costs when invoicing Gateway.

E. SUPPLIER will provide Gateway with contact information of SUPPLIER's appointed freight agents and carriers, including telephone, facsimile and after hours numbers of all appropriate personnel. Gateway will also provide SUPPLIER with Gateway's approved contacts, including telephone, facsimile and after hours contacts.

F. SUPPLIER will, together with Gateway, establish means by which Product can be expedited to designated Gateway destinations. This program will be made resident with SUPPLIER and all Gateway designated destinations.

G. SUPPLIER and Gateway will monitor transportation pricing and service on a quarterly basis. In the event that it is determined that either price, service or a combination of both do not meet the requirements of Gateway, re-negotiation of service/ pricing will be mandatory, including conversion of transportation service to appointed Gateway carriage.

H. At no time will Gateway be responsible for freight charges in excess of amounts agreed upon between SUPPLIER and Gateway jointly, or in excess of what Gateway could reasonably expect to pay using Gateway's own designated carriage.

I. SUPPLIER shall use reasonable efforts based upon the rolling forecast to deliver the Products in the quantities and time periods specified in Gateway's Orders.

9.0      BUSINESS REVIEWS

         The parties shall hold business review meetings periodically to evaluate the overall performance of each of the parties and the status of continuous improvement projects.

10.0     CONFIDENTIAL INFORMATION

A. The parties understand and agree that information concerning any of the information set forth herein and in Attachment A is confidential to each of them and shall, except as may otherwise be required by law, only be disclosed to third parties, in writing or orally, upon the specific prior written agreement of the parties. The recipient of Confidential Information may disclose Confidential Information in accordance with judicial or other government order provided recipient shall promptly notify the discloser of such order and allow discloser to seek to maintain the confidentiality of information by providing the information under seal, protective order or equivalent. The parties agree to be bound by the terms and conditions of the Confidential Disclosure Agreement executed between the parties on December 23, 1996.

B. SUPPLIER acknowledges the importance Gateway places on protecting the privacy of its end users. Accordingly, SUPPLIER shall use its best efforts to safeguard any individually identifiable data acquired from or about end users, including without limitation, names, addresses, or credit information, against unauthorized access or use. In addition, SUPPLIER shall not, without Gateway's prior written consent, use, sell, license, lease or otherwise transfer such data to any third party, or export such data to any location outside of the country in which SUPPLIER acquired such data. In the event Gateway agrees to allow SUPPLIER to use end user data to send marketing materials to end users, SUPPLIER shall: (i) allow each end user to access any data SUPPLIER may have regarding such end user; (ii) allow each end user to correct any incorrect or incomplete data regarding such end user; (iii) comply with any request by an end user to remove such end user's name from the customer lists maintained by SUPPLIER; and (iv) upon receipt of a request from described in clause (iii), provide no further marketing materials to such end user. Upon the expiration or earlier termination of this Agreement, SUPPLIER shall return to Gateway all lists and other data regarding end users then in SUPPLIER's possession. SUPPLIER shall not retain any copies of such data in hard copy or electronic form.

11.0     WARRANTY, WARRANTY RETURNS, EPIDEMIC FAILURES

A. SUPPLIER represents, warrants and covenants that all Products purchased hereunder shall comply with the following warranties:

         i. The Product will comply with all Gateway-approved Product descriptions and Specifications, and other printed information relating to the Product provided to Gateway by SUPPLIER and in effect as of the date of the applicable Order.

         ii. The Products (a) will be new, (b) will be free from Defects in manufacture, materials and design, (c) will function properly under ordinary use, (d) for a period of thirty-six (36) months from the date of delivery, will perform in accordance with all applicable Specifications and documentation for such Products, and
              (e) will be Year 2000 compliant as set forth more specifically in Attachment D hereto.

         iii. Title to all Products purchased by Gateway, no matter where delivered, shall be free and clear of all liens, encumbrances, security interests, or other adverse interests or claims.

B. The aforementioned warranties shall not apply to (a) any Product which has been altered or changed after receipt by Gateway without SUPPLIER's authorization (b) any failure of the Product to conform to such warranties as a result of improper maintenance, installation or service, operation or use contrary to furnished instructions, (c) the transportation or improper storage of such items, or (d) any abuse, misuse, neglect, or negligence of Gateway or its end-users. It is understood and agreed that the Product shall be used in connection with and as components of a larger system, and that such inclusion into the larger system does not and shall not constitute an unauthorized alteration or change in the Product; provided that the design and implementation of such inclusion into the larger system is in conformity with Specifications.

C. The warranties set forth in Sections 11, 12, 17, 18, and 27 are the only warranties made by SUPPLIER to Gateway with respect to the Products purchased hereunder. SUPPLIER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO PRODUCTS SOLD PURSUANT TO THIS AGREEMENT AND ATTACHMENTS, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR LIABILITY ARISING UNDER SECTION 12 (INFRINGEMENT INDEMNIFICATION) OR
         SECTION 15 (PRODUCTS LIABILITY), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE SALE, USE OR PERFORMANCE OF PRODUCT.

D. For purposes of this Agreement, "Warranty Returns" shall be defined as Products that have been delivered to Gateway or by Gateway to its customers and rejected due to Defect(s).

         i.   All Warranty Returns will require a Return Material Authorization
              (RMA) number, which SUPPLIER will issue within 48 hours upon receipt of a written notice from Gateway identifying the Defective Products and the quantity thereof. If Gateway does not receive the RMA number within 48 hours, Gateway will issue an RMA number that will be honored by SUPPLIER. SUPPLIER will pay all costs associated with the return of the product to SUPPLIER. Notwithstanding anything to the contrary herein, in the event a Defective Product has been discovered and additional Products with the same Defect are already in transit, SUPPLIER is responsible for reworking such defective equipment into Product that is free from Defects and meets mutually agreed upon Specifications.

         ii.  All Warranty Returns shall be returned to SUPPLIER within thirty
              (30) days of issuance of the RMA notice.

         iii. All Warranty Returns shall be for credit only and shall be debited by Gateway against outstanding invoices payable to SUPPLIER unless otherwise stated in the SOW (Attachment G).

         iv. SUPPLIER will acknowledge receipt of returned Product and the quantities received within five (5) business days of receipt of the returned Product from Gateway. If SUPPLIER fails to give written acknowledgment of receipt and quantities received within the time stated, SUPPLIER shall be deemed to have received from Gateway the Products and quantities listed on the vendor return form.

         v. SUPPLIER shall support Gateway product return addresses for each Gateway region: Americas, Asia Pacific (APAC) and Europe / Middle East / Africa (EMEA).

         vi. SUPPLIER and Gateway shall mutually agree to procedures and guidelines (Attachment G-Statement of Work) for the conduct of business for returned Products in the United States. This procedure may be modified from time to time by mutual consent of the parties and shall be part of the Agreement (See Attachment G).

         SUPPLIER accepts financial responsibility for all warranty related support costs incurred by Gateway associated with the handling of quality Defects incurred within the warranty period, when such Defects exceed the DPPM established in Attachment A. Such costs shall include, but are not limited to, the following: transportation, labor associated with technical assistance, customer service, receiving, shipping, processing, testing, etc.; and inventory devaluation should `repaired' Product be returned in lieu of `new'. SUPPLIER agrees to reimburse Gateway upon receipt of an invoice or debit memo. If a debit memo is issued in lieu of an invoice, SUPPLIER agrees that such monies may be deducted from any outstanding invoices yet to be paid. Attachment E further describes warranty related support costs and is referred to as `Total Adjusted Cost', or more commonly known as the total cost of ownership. Gateway expects suppliers to consistently improve their product quality. While zero Defects may not be attainable, the Defective Parts Per Million (DPPM) goal for commodities covered by this Agreement (see Attachment A) will be reduced over time to constantly improve quality. Gateway agrees to waive this section for Boston Acoustics as long as Boston Acoustics adheres to the requirements outlined in Attachment G (Statement of Work).

E. Isolated incidences of Product Defect or failure are to be dealt with in accordance with the standard Warranty Return procedures outlined in paragraph D above. However, the same Defect or failure which occurs repeatedly in a Product is referred to in Gateway nomenclature as an "Epidemic Failure." For purposes of this Agreement, an "Epidemic Failure" shall be defined as a single failure type, if the failure
         occurs in                   *                     of any Product
         shipped or Total Installed Base (total of SUPPLIER Product(s) installed
         in Gateway systems) under this Agreement to Gateway during any    *
             month period. As an integrator and original equipment manufacturer of personal computer systems, Gateway employs a "just-in-time" manufacturing methodology and does not have a wealth of supplier components in reserve. Gateway's manufacturing approach is reiterated here to emphasize that an Epidemic Failure in a component can be catastrophic and paralyze production. Time is of the essence concerning Epidemic Failures and Gateway will strictly enforce the following procedures.

         i. SUPPLIER accepts full responsibility for Product Defects. SUPPLIER shall respond to formal written corrective action request (CAR). There are three (3) types of CARs: "Critical" (an identified safety Defect, non-shippable, causes line shutdown, GREATER THAN
                *  of field failure, cannot be sorted); "Major" (not
              identified as a Safety Hazard, causes line shutdown, can be sorted); or "Minor" (not identified as a Safety Hazard, no line shutdown situation, can be sorted). Upon notification or receipt of samples for a failure analysis, SUPPLIER must respond with corrective actions in accordance with the following "time is of
              the essence" periods: Critical failures -- within    *
                  business days; Major failures -- within     *     business
              days; and Minor failures -- within     *    business days.

         ii.  All Corrective Actions must be corrected by upgrading all of the
              Products shipped within the      *      month period prior to
              Gateway's notice to SUPPLIER thereof. SUPPLIER shall provide parts for the upgrades, perform or have performed all associated labor, and pay for shipping of all replacement Products to Gateway or end user as the case may be.

12.0     INFRINGEMENT INDEMNIFICATION

A. SUPPLIER hereby represents and warrants that neither the Products nor the manufacture, use, sale, or distribution thereof infringe any patent, copyright, trade secret, trademark, or other intellectual property rights of any third party.

B. SUPPLIER shall defend, indemnify and hold Gateway, its directors, officers, employees, distributors, dealers, affiliates, insurers and customers, harmless against any claim, suit, action or proceeding (collectively, "Claims") brought against Gateway or its customers based on a claim that any Product or the manufacture, use, sale or distribution of any Product purchased by Gateway hereunder constitutes an infringement of any patent, copyright, trademark, trade secret or other intellectual property right of any third party; provided that Gateway notifies SUPPLIER in writing and provides, at SUPPLIER's expense, the authority, information and assistance reasonably necessary for SUPPLIER to defend or settle such Claims. SUPPLIER shall pay all damages and costs incurred by or awarded against Gateway or Gateway's customers related to or resulting from such Claims. If, as a result of any such Claim, Gateway is enjoined from using, selling or distributing any Product purchased by Gateway hereunder, SUPPLIER shall, at its own expense, either (a) procure the right for Gateway and Gateway's customers to use, sell and distribute such Product; (b) replace the infringing Products with non-infringing products that have substantially the same quality and performance; (c) modify any infringing Product so it becomes non-infringing; or (d) authorize Gateway to return the infringing Product and refund to Gateway the full purchase price and any direct costs incurred by Gateway in connection with such return.

13.0     SERVICE PARTS

A.       SUPPLIER agrees to provide Gateway      *      days' written notice
         prior to the discontinuance of any Product purchased by Gateway pursuant to this Agreement. Upon notification by SUPPLIER, SUPPLIER shall allow Gateway to make a final purchase of such discontinued Product at prices agreed to between the parties. SUPPLIER acknowledges and agrees that Gateway's final purchase of such Product may be in a quantity significantly higher than those reflected in any prior Orders or forecasts from Gateway regarding such Product, and SUPPLIER shall use commercially reasonable efforts to deliver the quantity specified in Gateway's final Order.

B.       During the term of this Agreement, and for     *    years after the
         termination of this Agreement, SUPPLIER shall make services and parts (including, if no longer available, a functionally equivalent part of no lesser quality than the original part) available to Gateway at a mutually agreed upon price.

C.       During the term of this Agreement, and for     *    years after the
         termination of this Agreement, SUPPLIER shall make available to Gateway custom plastics, custom packing material, and other custom components for use by Gateway in providing on-going Product support after SUPPLIER's warranty period has ended. The * year period commences for each Product following the last sale of that Product by Gateway.

14.0     HAZARDOUS CONDITIONS

A. In the event that SUPPLIER or Gateway learns of any issue relating to a potential safety hazard or unsafe condition in any of the Products purchased by Gateway hereunder (a "Safety Hazard"), or is advised of a Safety Hazard by competent authorities of any government having jurisdiction over such Product, it will immediately advise the other party by the most expeditious means of communication. The parties shall cooperate in communicating with the public and governmental agencies, and in correcting any Safety Hazard that is found to exist.

B. Each party shall consult with the other party prior to making any statements to the public or to any governmental agency concerning issues related to a Safety Hazard, except in circumstances in which a failure to do so would prevent the timely notification which may be required to be given under an applicable law or regulation.

C. SUPPLIER shall be solely responsible for all expenses associated with the correction of a Safety Hazard caused by or associated with any Product produced by SUPPLIER, including without limitation, reasonable attorneys' fees, court costs, and other litigation expenses.

15.0     PRODUCT LIABILITY

A. SUPPLIER agrees to indemnify, protect, defend, and hold harmless Gateway and its directors, officers, employees, distributors, dealers, affiliates, insurers, and customers during the term of this Agreement and any time thereafter against any and all costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses, overhead, settlements, judgments, and court costs) arising out of or related to any claim (i) arising out of or relating to the death of or injury to any person or any damage to tangible property or
         (ii) alleging or asserting in whole or in part, (a) any failure of the Product to comply with the applicable Specifications, warranties, and certifications under this Agreement or otherwise published by SUPPLIER;
         (b) negligence or fault on the part of SUPPLIER in the design, testing, development, manufacture, marketing, or selling of a Product or undertaking any other actions with respect to a Product or parts thereof, or (c) other claims of product liability, strict product liability, or any variation thereof.

B. Gateway agrees to protect, defend, hold harmless and indemnify in a similar fashion from and against any liability, claim, demands, or cost or expense that is the result of design or other special requirements specified in writing by a duly authorized representative of Gateway and actually incorporated into a Product over the written objection of SUPPLIER.

C. SUPPLIER shall secure and maintain at its own expense the following insurance with companies satisfactory and acceptable to Gateway and shall furnish to Gateway certificates evidencing such insurance prior to commencing work under this Agreement and thereafter as required by Gateway. Said certificates shall contain a provision whereby the policy and/or policies shall not be canceled or altered without at least
              * days prior written notice to Gateway. The following minimum insurance coverages will be continuously maintained for the term of
         this Agreement and for     *     years thereafter:

         i. Workers' Compensation and Employer's Liability Insurance covering SUPPLIER's Employees which shall fully comply with the statutory requirements of all state laws as well as federal laws which may be applicable.

         ii.      Employee Dishonesty/Blanket Insurance with each occurrence and
                  aggregate limit of                   *
                            .

         THE FOLLOWING COVERAGES MUST BE SCHEDULED ON UMBRELLA LIABILITY:

         iii.     Commercial General Liability Insurance with a general
                  aggregate of                 *                .

         iv.      Errors and Omissions Insurance with a minimum for each
                  occurrence and aggregate limit of              *
                               .

         v.       Product Liability Insurance with each occurrence and aggregate
                  limit of                 *             .

         vi.      Umbrella Liability Insurance coverage with a minimum combined
                  each occurrence limit of                    *
                               .

         With the exception of Workers' Compensation, every contract of insurance obtained by SUPPLIER hereunder shall name Gateway as an additional insured therein.

16.0     PRODUCT RECALL

A. In the event that any of the Product are found by SUPPLIER, Gateway, or any governmental agency or court having jurisdiction over such Product, to contain a Safety Hazard or other Defect or condition that requires or would make advisable a rework or recall of such Product, such party shall promptly communicate all relevant facts to the other party. SUPPLIER shall promptly undertake all corrective actions, including those required to meet all obligations imposed by laws, regulations, or orders, and shall file all necessary papers, corrective action programs, and other related documents required under applicable law or regulation; provided that Gateway shall reasonably cooperate with and assist SUPPLIER in any such filing and correction action, at SUPPLIER's expense; and, provided further, that nothing in this section shall preclude Gateway from taking such action as may be required of it under any applicable law or regulation or business purpose. SUPPLIER shall perform all necessary repairs or modifications to the Product at its sole expense.

B. The parties recognize that it is possible that other SUPPLIER-manufactured products might contain the same Safety Hazard, Defect or other condition described in the preceding paragraph. Gateway and SUPPLIER agree that any recall involving any Product purchased by Gateway shall be treated separately and distinctly from similar results of SUPPLIER's brand products; provided that such separate and distinct treatment is lawful and that SUPPLIER shall in no event fail to provide at least the same protection to Gateway with regard to such Product as SUPPLIER provides to its other customers in connection with a recall of such Product or other SUPPLIER products. Each party shall consult the other prior to making any statements to the public or a governmental agency concerning issues relating to any product recall of a Product, except where such consultation would prevent timely notification required to be given under any such law or regulation.

17.0     ASBESTOS, PCBS, CFCS AND TOXICITY CERTIFICATION

         SUPPLIER certifies, based on its qualitative determination, that the Product or parts it provides to Gateway under this Agreement do not contain asbestos or PCBs, nor were they manufactured with CFCs. SUPPLIER covenants that it shall not introduce into the Product or any replacements any materials that contain asbestos or PCBs, nor shall it manufacture any Product with CFCs. Foam packaging is acceptable.

18.0     PRODUCT ACCEPTANCE/SUPPLIER QUALITY ENGINEERING PROGRAM

A. Gateway has an established Supplier Quality Engineering (SQE) Program. The function of the SQE Program is to ensure that all suppliers that submit computer commodities to Gateway meet all performance requirements. If quality issues arise, Gateway SQE will generate a corrective action request (CAR). SUPPLIER shall agree to support and respond to the CAR within the time frame requested, based on the critical nature of the issue.

B. SUPPLIER shall commit to the established process quality and performance goals established by Gateway for a continuous quality improvement program. Performance goals will be established between SUPPLIER and Gateway SQE for each commodity type based on the technology of that commodity.

C. Design verification testing (DVT) is to be performed on all newly designed Products purchased by Gateway. DVT testing is to be completed and results submitted to Gateway's supplier quality engineer responsible for the Product. DVT results are to be reported with respect to the original Gateway-approved design Specification.

D. SUPPLIER shall submit a capability analysis which reflects SUPPLIER's ability to manufacture the Product. The capability analysis shall be based on the total process yield to expected design goals.

E.       Reliability testing shall be performed using             *           .
         For purposes of this Agreement
                                           *
                   . Reliability testing shall be performed at          *
         beyond the
         agreed upon design specification limitations set by Gateway's Global Product Organization (GPO) and SUPPLIER.

F. The design shall specify the expected process, test and field performance level of each Product. SUPPLIER shall demonstrate the actual mean time between failures (MTBF) for each Product during a site risk analysis survey.

G. SUPPLIER shall perform a structural design test using Gateway's standard for testing, unless SUPPLIER's test procedure is more rigid than Gateway's test procedure. Testing shall include all packaging used during transportation of the Product directly to Gateway's customer.

H. Supplier Engineering Change Requests (SECR) will be completed pursuant to the guidelines provided to SUPPLIER and will be routed to the appropriate supplier quality engineer in North Sioux City, South Dakota, or other designated location. Gateway's supplier quality engineer will ensure that all SECR's are managed from submission to notice of approval.

I. Regulatory approval is the responsibility of SUPPLIER and SUPPLIER shall ensure that all newly designed or changed Products meet Gateway's dB margins in conjunction with FCC industrial standards as contained in the Specifications for the Product and with standards for other countries as may be required by Gateway. SUPPLIER shall ensure that all engineering changes that affect the original test grant are tested and that grant status is maintained. SUPPLIER represents and warrants that SUPPLIER has obtained the necessary regulatory approvals for the Product as set forth in the Specifications.

J. Product purchased pursuant to this Agreement, as well as any Product that is combined with other technology, shall meet all established industry operating standards for that commodity and technology.

K. Gateway requires its suppliers to complete the SQE procedure successfully in order to become a Preferred Supplier. SUPPLIER shall follow Gateway's reasonable instructions and otherwise work with Gateway to achieve certification as a Preferred Supplier. SUPPLIER acknowledges and agrees that the criteria for Preferred Supplier Certification have been provided to SUPPLIER.

L. Incoming Quality Assurance sample size will be based on technology and Gateway testing requirements.

M. None of the foregoing shall limit any warranties or affect the quality level of Product ordered by Gateway.

N. SUPPLIER will provide dedicated engineering and technical resources including, but not limited to, engineering support, compatibility testing support, general product support and regulatory testing support for all Product purchased by Gateway pursuant to this Agreement.

19.0     FORCE MAJEURE

         In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any Act of God, fire, casualty, flood, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, or any other cause beyond the reasonable control of the party invoking this section, such party's performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences; provided, that such party shall use its best efforts to mitigate the effects of such occurrences, and such party shall give prompt written notice to the other party thereof. However, if such inability to perform continues for fifteen (15) days, the other party may terminate this Agreement without penalty and without further notice.

20.0     APPLICABLE LAW AND JURISDICTION

         This Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota without resort to conflict of law principles. The parties agree that any legal action by either party against the other relating to this Agreement or Attachment as contained herein shall be commenced in a court of competent jurisdiction in the State of South Dakota. The parties hereby agree that the United Nations Convention on the International Sale of Goods shall not govern or otherwise apply to the transactions contemplated under this Agreement.

21.0     DISPUTE RESOLUTION

         Each company shall designate in writing to the other the following individuals for the following purposes:

A. Designated Representatives. Each company shall designate one Primary Representative. The Primary Representatives shall also act as the designated persons to resolve disputes under Section 22.B below.

B. Senior Officers. Each company shall designate a Senior Officer of the company, who is not an attorney, who shall serve for the purpose of resolving disputes under Section 22.C below.

C. Executive Officers. Each company shall designate its Chief Executive Officer or its Chief Operating Officer who shall serve for the purpose of resolving disputes under Section 22.D below.

D. Changes in Designation. Each party may change such designated representatives within the parameters called for hereunder for such representatives upon the giving of advance written notice to that effect.

22.0     PROCEDURES FOR HANDLING OF DISPUTES

         All disputes under this Agreement, of any nature whatsoever, shall be handled in strict accordance with the following procedure, and the parties agree that legal remedies cannot be resorted to until such time that each step of this procedure has been followed:

A. The party raising a dispute shall formalize the dispute by setting forth the issues relating thereto in written notice submitted to the other party (a "Dispute Notice"). The submitting party shall include with a Dispute Notice backup material sufficient, in the submitting party's reasonable judgment, to substantiate the dispute and the amount claimed thereunder. Each Dispute Notice shall be delivered to the other party in accordance with Section 23 of this Agreement.

B. The Primary Representatives of the parties shall attempt to resolve the dispute within thirty (30) days from submittal of the Dispute Notice. The parties must mutually agree to the resolution.

C. Failing resolution under paragraph 22.B above, the dispute, including all supporting documentation and the positions taken by the parties during step B above, shall be submitted to the Senior Officers designated by the parties in accordance with Section 21.B. The Senior Officers of the parties shall attempt to reach a mutually agreed-upon resolution of the dispute within thirty (30) days after the submittal of the dispute to them.

D. Failing resolution under paragraph 22.C above, the dispute, including all supporting documentation and the positions taken by the parties during steps B and C above, shall be submitted for resolution to each party's respective Chief Executive Officer or Chief Operating Officer designated in accordance with Section 21.C above.

E. Failing resolution under paragraph 22.D above within thirty (30) days after the dispute is submitted to the parties respective Chief Executive Officers or Chief Operating Officers, then all disputes under this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association ("AAA"). The arbitration shall take place in the State of South Dakota and all proceedings shall be in the English language. The dispute shall be decided by one neutral arbitrator, to be selected by the parties by providing to each other a list of three (3) names. If the parties are unable to initially agree on the arbitrator, the selection process will be as follows: the parties will submit the initial list of six (6) names to the AAA; each party will rank the six (6) names submitted in the order of their choice; the first time a name in order of ranking on each list is common (the level of ranking need not be common), that person shall be selected as the arbitrator. Failing agreement under the procedure described in the preceding sentence, the selection shall be made by the AAA under its established rules. The parties shall agree on mutually acceptable procedures and standards for the arbitration, including, but not limited to: the authority of the arbitrator with respect to discovery and procedures; the form of evidence and/or witness evidence and presentation; the submission and/or hearing procedures; and other such matters; provided, however, that the scope of the question to be decided by the arbitrator shall be narrowly construed and shall be limited to the express issue presented; and, provided, further, that the arbitrator shall have no authority to award incidental, exemplary, special, indirect, consequential or punitive damages to or against either party. In the event the arbitrator attempts to or does award incidental, exemplary, special, indirect, consequential or punitive damages in favor of either party, the jurisdiction of the arbitrator shall be and is hereby automatically terminated and any decision as to such damages shall be void and of no force or effect. The party prevailing as to the entire claim shall have its costs and the other costs of arbitration, including the arbitrator's fees, if any, paid by the other party. If neither party prevails entirely, the arbitrator may apportion such costs in accordance with the disposition of the matter. The decision of the arbitrator shall be final and binding upon the parties, except as to the propriety of the scope of the award and disposition; and provided that the decision of the arbitrator must not be against public policy, nor may it be arbitrary or capricious, as determined by whether it is fairly supported by the evidence presented (including the failure, if any, of either party to comply with the agreed-upon arbitration procedures), which shall mean that the decision of the arbitrator must be such that it cannot be said that no reasonable person could reasonably and logically have reached such result based upon the said evidence.

F. Failure to Act. Failure to take any action on the part of either or both parties under any step of this procedure for a specified thirty
         (30) day period shall automatically move the dispute process to the next step in the procedure. After having submitted a Dispute Notice in accordance with paragraph 22A above, the completion of the thirty (30) day time period in each step shall be deemed to constitute notice to initiate the next step of the procedure.

23.0     NOTICES

         Notices and other communications under this Agreement shall be in writing and sent by certified mail, return receipt requested, addressed to the other party at its address as follows, provided that either party may change its address by written notice thereof.

         Gateway:                610 Gateway Drive
                                 North Sioux City, SD 57049
                                 Attn:  Vice President of Supply Management
                                 PHONE#: 605.232.2145
                                 FAX#:  605.232.1232

                                 Copy to:  Gateway Law Department
                                 Attn:  General Counsel

         SUPPLIER:               Boston Acoustics, Inc.
                                 300 Jubilee Drive
                                 Peabody, MA 01960
                                 Attn:    Michael Chass, Director of Marketing
                                 PHONE#:978.538.5120
                                 FAX#: 978.538.5100

24.0     USE OF SUPPLIER DOCUMENTS

         SUPPLIER hereby grants Gateway the right to use, display, modify, reproduce, publish, and sell all Product documentation including, but not limited to all instruction or user manuals related to the Products (the "Documentation"), in connection with Gateway's marketing and use of computer systems that include one or more Products purchased hereunder. Without limiting the generality of the preceding sentence, Gateway shall be authorized to include the Documentation or portions thereof in any printed material Gateway creates, including but not limited to, Gateway's manuals, data sheets, faxable materials, training materials, brochures, and catalogs, provided that any modifications made by Gateway shall not render the Product Documentation incomplete or inaccurate. SUPPLIER further grants Gateway the right to preload or otherwise distribute and transmit in electronic form, including but not limited to CD-ROM, diskette, facsimile, videotape,

         Bulletin Board Service or telephone line, all Documentation, as well as packaging copy and artwork, as a component of the Product. Gateway shall have the right to continue using the Documentation after the expiration or earlier termination of this Agreement to support Products purchased prior to such expiration or termination and included in systems sold to customers.

         Supplier hereby grants Gateway the royalty-free right to use SUPPLIER'S trademarks, trade names and/or logos (the "Marks") solely in conjunction with the development and distribution of advertising and other promotional materials involving SUPPLIER'S Product(s). SUPPLIER represents, warrants and agrees that it currently possesses, and at the time of granting such rights to Gateway, SUPPLIER will possess, and will maintain for the term of this Agreement, the appropriate licenses, registrations, permits and any other forms, rights, titles, interests, permissions, or approvals necessary to grant Gateway the royalty-free right to use the Marks as set forth in Attachment H. In consideration for the grant of these rights, SUPPLIER acknowledges and agrees that it will derive a good and valuable benefit from the distribution and publication of any advertising and promotional materials bearing the Marks.

25.0     INTERNATIONAL TRADE COMPLIANCE

         SUPPLIER shall complete the Attachment F, International Trade Information Form (Trade Form) and furnish it to Gateway not later than ten (10) business days after the execution of any Order or change in information pertaining to Product ordered under this Agreement. The information requested in the Trade Form is required by Gateway to comply with its legal obligations. SUPPLIER shall provide Gateway with timely written notice of changes to any of the information provided to Gateway pursuant to this paragraph. SUPPLIER agrees to indemnify and hold Gateway harmless pertaining to errors or omissions or SUPPLIER's failure to disclose pertaining to SUPPLIER-certified import or export data. SUPPLIER agrees that it shall not export or re-export any technical data, software and/or U.S.-origin Product that SUPPLIER receives from Gateway except in compliance with all applicable U.S. export control regulations, specifically including but not limited to the U.S. Export Administration Regulations. This obligation is in addition to any authorization required to be obtained from Gateway and shall survive the expiration or earlier termination of this Agreement.

26.0     FEDERAL ACQUISITION REGULATIONS

         Contract clauses from the Federal Acquisition Regulations ("FAR") (48 C.F.R. Chapter 1) follow and are incorporated herein by reference and shall have the same force and effect as if set forth in full text. In all of the attached clauses, "Contractor" and "Offeror" shall mean SUPPLIER. The clauses are those in effect as of the date of this Agreement. Gateway is a commercial contractor doing business with the U.S. Government and will only flow down those mandatory clauses required of commercial contractors. It is understood that cost and pricing data will not be required; however, commercial catalogue pricing or market pricing analysis may be required. In addition, Gateway will require compliance with the following socio-economic clauses. These clauses are self-deleting if the work will be performed outside of the United States by employees who were not recruited within the United States.

         52.222-26         Equal Opportunity.
         52.222-36         Affirmative Action for Handicapped Workers.
         52.222-35         Affirmative Action for Special Disabled and Vietnam
                           ERA Veterans.

27.0     GENERAL

A. All rights and remedies, whether conferred hereunder, or by any other instrument or law will be cumulative and may be exercised singularly or concurrently. Failure by either party to enforce any term will not be deemed a waiver of future enforcement of that or any other term. The terms and conditions stated herein are declared to be severable.

B. Neither party may assign or delegate any rights hereunder without the prior written approval of the other party and any attempt to assign any rights, duties or obligations hereunder without the other party's written consent will be void.

C. These terms and conditions constitute the entire agreement between the parties with respect to the subject matter hereof. Those terms and conditions will prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any order submitted by Gateway or order acknowledgment and/or acceptance issued by SUPPLIER.

D. It is understood that neither party is constituted an agent, partner, franchisee, employee or servant of the other for any purpose whatsoever. Each party shall conduct its business in its own name and shall be solely responsible for its acts, conduct and expenses and the acts, conduct and expenses of its employees and agents.

E. Neither party shall publicly announce or disclose the existence of this Agreement or its terms and conditions or advertise or release any publicity regarding this Agreement without the prior written consent of the other party. This provision shall survive termination of this Agreement. Breach of this provision by SUPPLIER shall be considered a material breach of this Agreement and Gateway may, in its sole discretion, terminate this Agreement immediately upon delivery of notice to Supplier and without penalty to Gateway.

F. SUPPLIER represents, warrants and covenants that it has not in the past, and will not in the future, offer or give any payments, gifts, gratuities, or anything of value to any Gateway employee or representative. Any violation of this provision will entitle Gateway to recover liquidated damages from SUPPLIER equal to the amount of the payment or gift and any and all expenses and costs (including attorneys' fees on an indemnity basis) incurred in enforcing this provision. The liquidated damages provision contained herein applies only in the event that SUPPLIER breaches this provision, and Gateway reserves all remedies available to it by law or in equity in the event that SUPPLIER breaches any other provision of this Agreement. In the event that the liquidated damages provision contained herein shall be invalid, illegal or unenforceable in any respect, Gateway reserves the right to pursue all remedies available to it by law or in equity.

G. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such determination shall not affect the validity of the remaining provisions unless Gateway determines, in its discretion that the court's determination causes this Agreement to fail in any of its essential purposes.

H. The headings provided in this Agreement are for convenience only and shall not be used in interpreting or construing this Agreement.

I. The parties agree that their respective rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement shall survive any expiration or termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Master Supply Agreement as of the date and year written above.

GATEWAY, INC.                               BOSTON ACOUSTICS, INC.

By: /s/ Timothy Kattner                          By: /s/ Robert L. Spaner
    -----------------------------------          -------------------------------

Name:  Timothy Kattner                           Name: Robert L. Spaner
      ---------------------------------                -------------------------

Title: VP Supply Management                      Title: VP Sales
       --------------------------------                 ------------------------

                                 [Gateway logo]

                                  ATTACHMENT A

A.1 Both parties acknowledge that all prices for Product shall be made in U. S. Dollars. The prices include all fees for import, export, and right to use licenses. Product purchased for Gateway's Japanese subsidiary will be paid for in U.S. Dollars.

A.2 SUPPLIER shall provide to Gateway a       *      Product cost forecast.

A.3 The complete baseline Specifications, drawings and technical release information for all Product(s) acquired under this Agreement shall be set forth in this Attachment A and signed by the authorized representatives of both of the parties. During contract performance, additions, deletions or required changes to the Specifications, DPPM goals, part number, pricing, transportation and schedule information shall be formalized by the authorized representatives of the parties and evidenced by their signatures on the revised documents set forth in this Attachment A (revision letter and effective date of change indicated on signature page). No changes to the body of the Master Supply Agreement are authorized except by a duly authorized representative of Gateway's Law Department. All changes effected by the authorized representatives below will be incorporated into Attachment A by an amendment.

Changes to the authorized representatives designated will be effected by formal amendment to the Agreement. The standard format for the presentation of this Specification and technical release data shall substantially conform to FCC requirements. CD ROM or other appropriate media may be used in lieu of a hard-copy attachment for Specification and technical data.

A.4      GATEWAY'S AUTHORIZED REPRESENTATIVES:

         Business Mgr. Or Sr. Business Mgr. (Steve Meaney)
         PH:      605.232.2546
         FAX:     605.232.1122
         Email:   meaneste@gateway.com
         610 Gateway Drive
         M/S:     Y-09
         North Sioux City, SD, USA  57049

A.5      SUPPLIER'S AUTHORIZED REPRESENTATIVES:
         Michael Chass-Director of Marketing and Sales
         PH:      978-538-5120
         FAX:     978-538-5088
         Email: michael.chass@bostonacoustics.com
         300 Jubilee Dr.
         Peabody, MA 01960

A.6      DPPM by Part Number Information:

SUPPLIER P/N     Gateway P/N              Item Description                         DPPM GOAL
                     *                            *                                     *






A.7      GW P/N   Unit Pricing: GW Global price w/Gateway responsible for
                  freight charges and BA responsible for Duty.

               *                          *                                     *





                           UNIT PRICING BY QUARTER          INSURANCE $ PER UNIT
                           -----------------------------------------------------
                                                            Boston Acoustics has
                                                            a      *
                                                            insurance policy
                                                            that covers this
                                                            section

Q1 - 1999                  Same as section A.7
Q2 - 1999                  Same as section A.7
Q3 - 1999                  Same as section A.7
Q4 - 1999                  Same as section A.7

FREIGHT COSTS: GATEWAY IS RESPONSIBLE FOR ALL FREIGHT CHARGES

BASELINE PRODUCT SPECIFICATIONS & PRICING APPROVED BY:

GATEWAY, INC.                               BOSTON ACOUSTICS, INC.

By: /s/ Timothy Kattner                          By: /s/ Robert L. Spaner
    -----------------------------------          -------------------------------

Name: Timothy Kattner                            Name: Robert L. Spaner
      ---------------------------------                -------------------------

Title: VP Supply Management                      Title: VP Sales
       --------------------------------                 ------------------------

                                 [Gateway logo]

                                  ATTACHMENT B

                                  GATEWAY, INC.
                             SUPPLIER ROUTING GUIDE

1.       Shipments to Gateway, North Sioux City
         1a.      Gateway, Inc.
                  610 Gateway Drive
                  North Sioux City, SD  57049
                  Contact: Tim Rhinehart
                  Tel: 605-232-2852
                  Fax: 605-232-2265

         CPR location for North Sioux City, SD facility is:
                  Bekins Distribution
                  105 Gateway Drive
                  North Sioux City, SD 57049
                  Contact: Kim Adair
                  Tel:712-258-5588
                  Fax: 712-258-6921

         1b.      Gateway, Inc.
                  2000 Gateway Boulevard
                  Hampton, VA  23666-5890
                  Contact:  Tim Rhinehart
                  Tel:  605-232-2852
                  Fax:  605-232-2265

         CPR location for Hampton, VA facility is:
                  Givens, Inc.
                  630 Woodlake Drive
                  Chesapeake, VA 23320
                  Debbie Becklund
                  Tel: 757-420-4718
                  Fax: 757-523-6584

         1c.      Gateway, Inc.
                  5420 West 2100 South
                  Salt Lake City, Utah 84120
                  Contact: Saied Nakhai
                  Tel: 801-412-7339
                  Fax:  801-412-7304

         CPR location for Salt Lake facility is:
                  Bekins Distribution
                  5420 West 2100 South
                  Door 14
                  Salt Lake City, UT 84120
                  Contact: Jason Peck
                  Tel: 800-846-2042 ext. 17260
                  Fax:201-412-7362                       201-412-7362

         1d.      Gateway 2000, Inc.
                  9501 Jeronimo
                  Irvine CA 92618-2018
                  Contact: Krista Robinson
                  Phone: 949-454-3210
                  Fax: 949-454-3201

         CPR location for Irvine facility is:
                  N/A

                                 [Gateway logo]

2.       Gateway 2000 Ireland Ltd.
         2a.      Gateway  Ireland, Ltd.
                  Clonshaugh Industrial Estate
                  Dublin 17 Ireland
                  Contact: Mr. Jim O'Dea
                  Tel: 011-353-1-797-2000
                  Fax:011-353-1-787-2036

         CPR location for Dublin, Ireland facility is:
                  Irish Express Cargo
                  Liseen Hall Industrial Estate
                  Swords
                  County Dublin
                  Eire
                  Contact:  Sorcha Lehane

3.       Gateway 2000 Japan
         3a.      Gateway 2000 Japan
                  Nippon Express Omori Branch
                  1-2-20, Heiwajima
                  Ota-Ku, Tokyo 143 Japan
                  Contact: Mr. Abe
                  Tel: 011-81-3-5493-3751
                  Fax:011-81-3-5493-3760

4.       Gateway 2000 Malaysia
         4a.      Gateway 2000 Malaysia
                  No. 1 Jalan TTC 32
                  Taman Technology Cheng
                  75250 Malacca, Malaysia
                  Contact: Mrs. Charlotte Leong
                  Tel: 011-60-6-336-2000
                  Fax:011-60-6-337-2000/337-5320

5.       Gateway New Zealand
         5a.      Cmr William Pickering Drive & Amstron Road
                  Albany, Auckland, New Zealand

6.       Gateway 2000 Australia
         6a.      6-10 Talvera Road
                  North Ryde
                  Sydney NSW-2113 Australia
                  Tel: 011-61-2-9641-2000
                  Fax: 011-61-2-9641-2550
         CPR location for Gateway 2000 Australia
                  AirRoad Logistics
                  31 Nyrang St
                  Lidcombe
                  Sydney NSW- 2141 Australia
                  Contact: Peter Thorne
                  Tel: 011-61-2-9648-5688

--------------------------------------------------------------------------------
All shipments dispatched FOB to these destinations must be initially coordinated with the Contact Person in advance of shipment dispatch.
--------------------------------------------------------------------------------

                                 [Gateway logo]

                                  ATTACHMENT C

                  CENTER FOR PRODUCTION REPLENISHMENT PROCEDURE

This procedure supplements the terms and conditions of the Agreement of which it is a part between Gateway and SUPPLIER for the purchase and sale of Products. In the event any terms and conditions in this procedure conflict with any terms and conditions contained in the Agreement, the terms and conditions of this procedure shall govern. This procedure outlines the manner in which SUPPLIER shall respond to forecasts and Orders issued by Gateway.

1. On a weekly basis, Gateway shall provide to SUPPLIER a       *       week
rolling forecast indicating both model numbers and associated quantities of Product. The forecast shall set forth Gateway's required deliveries of Product
for each week for the first     *     weeks of the forecast. The balance of
Gateway's requirements may be indicated in monthly quantities.

2. Promptly upon execution of this Agreement and thirty (30) days prior to the first day of each calendar quarter commencing thereafter, Gateway agrees to provide to SUPPLIER a blanket purchase order to permit SUPPLIER to respond to the "pull signals" set forth in Article 5 below. Gateway is responsible for ensuring that there remains sufficient value on the blanket purchase order to cover the value of all Product pulled; if the value of the Product so pulled is greater than the value remaining on the blanket purchase order, SUPPLIER will withhold shipment and notify Gateway. Gateway may at any time issue additional blanket purchase orders to increase the quantities of Product that may be pulled as provided herein consistent with the rolling forecasts provided to SUPPLIER.

3. SUPPLIER shipments shall be delivered to a designated Center for Production Replenishment ("CPR") as set forth in Attachment B, or directly to a Gateway manufacturing site as prescribed by Gateway, in quantities consistent with Gateway's forecast. SUPPLIER, however, will deliver Product in quantities consistent with SUPPLIER's standard pallet quantities.

4. Transportation of Product will be in accordance with the following:

         4.1 If Gateway is responsible for selecting the carriers used to ship Product from SUPPLIER's shipping point to the CPR, Gateway shall be responsible for all shipping costs including applicable insurance coverage for the loss or damage of such Product in an amount equal to the actual cash value of the Product, less deductible, of any damaged, lost or destroyed Product. Such insurance shall cover the Product for the entire period from the date of shipment from the SUPPLIER's point of origin until received by Gateway from the CPR location or otherwise. Upon any loss or damage of Product while in transit or while at the CPR, SUPPLIER shall provide all necessary claim documentation to Gateway and/or its insurance agent in a timely manner, and shall additionally cooperate in the administration of the claim. Within five (5) business days of receipt of proceeds from its insurance carrier, Gateway will reimburse SUPPLIER for the covered loss or damage amount less the deductible. Except as otherwise expressly agreed, title to Product shall remain with SUPPLIER until pulled from the CPR. SUPPLIER shall be responsible for all insurance coverage for Product remaining in the CPR longer than thirty (30) days.

         4.2 If SUPPLIER is responsible for selecting the carriers used to ship Product from SUPPLIER's shipping point to the CPR, Product will be shipped FOB destination, freight prepaid and charged back to Gateway according to Section 8, Title and Delivery. Insurance and risk of loss shall be assumed by SUPPLIER.

         4.3 In no event will title to Product pass to Gateway prior to receipt by Gateway at its designated manufacturing facility.

5. On a frequency determined by the rate at which Gateway consumes Product, Gateway's manufacturing site will transmit a pull signal by facsimile or other agreed upon means to communicate to the CPR the model numbers (part numbers) and quantity of Product required. The sole responsibility for transmitting timely pull signals rests entirely with Gateway. Gateway understands and agrees that the transmission of a pull signal is authorization for the CPR operator to ship Product to Gateway and for SUPPLIER to invoice Gateway against the blanket purchase order for the models and quantities set forth in the transmission.

6. SUPPLIER agrees that there shall be available to Gateway at least     *
days of inventory as established by the quantities set forth in Gateway's then-current forecast, unless other amounts are mutually agreed to in writing.

7. SUPPLIER agrees to expend commercially reasonable efforts to comply with a request for additional quantities issued by Gateway. SUPPLIER shall have two (2) working days to acknowledge receipt of said request. If such additional quantities result in a

                                 [Gateway logo]

change in SUPPLIER's costs or in the time for performance, an adjustment in price and time for performance will be made by the parties in writing.

8. Gateway shall have no liability for any Product held by SUPPLIER or the CPR operator that exceeds the blanket purchase order in anticipation of Gateway's transmission of a pull signal.

9. If, for any consecutive four (4) week period, Gateway's purchase quantities are less than the quantities held by SUPPLIER consistent with the forecasts submitted by Gateway in anticipation of orders, SUPPLIER reserves the right to direct the quantities represented by the difference to other accounts and shall have no liability to Gateway for such diverted quantities.

                                 [Gateway logo]

                                  ATTACHMENT D

                            YEAR 2000 COMPLIANCE FORM

SUPPLIER represents and warrants that all Products which are supplied to Gateway by SUPPLIER in the form contemplated by the parties under the terms and conditions of the Agreement to which this document is attached, are designed and intended to be used prior to, during, and after the calendar year 2000 A.D.

Accordingly, the following requirements will be part of the Agreement to which this document is attached, in addition to and not in limitation of all other representations and warranties between the parties:

1. Except as expressly set forth in paragraph 7 below, SUPPLIER represents and warrants that the Product will function as specified below, without interruption, prior to, during, and after the calendar year 2000 A.D.

2. SUPPLIER represents and warrants that the Product shall consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates, and that the Product will operate during each such time period without error relating to date data, specifically including, but not limited to, any error resulting from, relating to, or the Product of, date data which represents or references different centuries or more than one century and any errors resulting from or relating to calculations, processing or sequencing employing date data.

3. SUPPLIER further represents and warrants that, if the Product is to respond to two-digit date input, it shall do so in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner.

4. SUPPLIER further represents and warrants that the Product will store and provide output of date information in ways that are unambiguous as to century.

5. SUPPLIER further represents and warrants that the Product will correctly determine leap years, being years during which an extra day is added in February (February 29th). SUPPLIER acknowledges leap years are correctly determined to occur in all years divisible by 400, and all other years evenly divisible by 4 except those evenly divisible by 100. For example:
     1996 is a leap year since it is divisible by 4; 1900 is not a leap year since it is divisible by 100 but is not divisible by 400; 2000 is a leap year since it is divisible by 400.

6. SUPPLIER further represents and warrants that the Product does not use proprietary table calculations in resolving year 2000 date data values.

7. If any Product covered by the attached Agreement is not yet Year 2000 compliant as set forth above, that Product is specified in the space below. SUPPLIER agrees that it will achieve compliance by the compliance date set forth below and represents that it has submitted to Gateway, for its review and approval, a compliance plan acceptable to Gateway, demonstrating SUPPLIER's intent and ability to achieve compliance by such date.

8. SUPPLIER agrees to indemnify, hold harmless and defend Gateway from and against any and all damages, costs and expenses, including reasonable attorneys' fees, including allocated costs for in-house legal services, incurred in connection with a claim which, if true, would constitute a breach of the foregoing representations and warranties.

9. SUPPLIER acknowledges and agrees that the foregoing Year 2000 warranty and remedy provisions survive in the event that the warranty or maintenance period for the Product under this agreement terminates or is terminable prior to January 1, 2000.

                                SUPPLIER:

                                By: /s/ Robert L. Spaner
                                    --------------------------------------

                                Name: Robert L. Spaner
                                      ------------------------------------
                                Title: VP Sales
                                       -----------------------------------

                                 [Gateway logo]

                                  ATTACHMENT E

                   TOTAL ADJUSTED COST (TAC) PERFORMANCE DATA
                                        &
                       SUPPLIER DEBIT/BILL BACK PROCEDURES

Remedial actions necessitated by Epidemic Failures and/or latent Defects for warranted Product(s) are resource intensive and an expensive proposition for Gateway, its suppliers and clients. These are real, unplanned, unnecessary and largely preventable costs that directly affect Gateway's profitability. While not as readily quantifiable, but even more important to Gateway, are the customer dissatisfaction consequences and erosion of customer confidence in our products when Gateway experiences an Epidemic Failure, Product recall or isolated latent Defect. Gateway's program to address and handle such unwarranted costs is known as 'Total Adjusted Cost'. Highlights of the program are as follows:

1. SUPPLIER commits to the DPPM quality goal set forth in Attachment A for each SUPPLIER Product which is common to all suppliers within the specific commodity provided. The goals for each of the commodities acquired under this Agreement are as follows:

2. Field returns caused by latent quality Defects which exceed the DPPM goal as described above, will generate special 'Bill Back' provisions in which the SUPPLIER is required to pay Gateway.

3. While the SUPPLIER agrees to warrant the Product itself and to provide credit at the cost sold on any such Product returned due to quality Defects, provided such Defects fall within the warranty period, SUPPLIER also agrees to reimburse Gateway for those related support costs which include, but are not limited to, the following: transportation and in-house labor expenses as described in Section 11 of this Agreement. These costs vary by commodity and are available upon request.

4. Each calendar quarter, related support costs associated with latent Defects which exceed the DPPM goal will be billed to the SUPPLIER or debited and deducted from any outstanding invoices.

5. Supporting evidence for all Defects will be provided to SUPPLIER upon request.

6. DPPM goals may change from time to time due to newly introduced product and continuous improvement objectives. Changes to DPPM goals will be and will be mutually agreed to by the parties.

7. Performance within the stated DPPM goal will be looked upon favorably by Gateway. No monies or credit, however, will be provided by Gateway to SUPPLIER whose performance falls within their respective quality goal.

                                 [Gateway logo]

                                  ATTACHMENT F

                      INTERNATIONAL TRADE INFORMATION FORM

-----------------------------------------------------------------------------------------------------------------------------------
XVI.     SUPPLIER SECTION

-----------------------------------------------------------------------------------------------------------------------------------
GENERAL INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
1.  Product (Hardware/Software):            Hardware                               2.  Model/ Version:     Digital BA735
-----------------------------------------------------------------------------------------------------------------------------------
3.  Gateway Part #(S):                   7001332, 7001343, 7001344, 7001341, 7001342
-----------------------------------------------------------------------------------------------------------------------------------
4.  Product Description:                 Digital 3 piece powered speaker system with subwoofer
-----------------------------------------------------------------------------------------------------------------------------------
5.  Manufacturer/Supplier Name and Address:   *
-----------------------------------------------------------------------------------------------------------------------------------
PRIMARY TRADE INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
6.       What is the country(ies) of origin?                   *
         [List all countries of origin if product
         will be sourced from or manufactured
         in multiple locations]
-----------------------------------------------------------------------------------------------------------------------------------
7.  If country of origin is United States, Mexico, or Canada, is the item
    NAFTA qualified? (Yes or No)
[If yes, attach NAFTA certificate of origin]
-----------------------------------------------------------------------------------------------------------------------------------
8.  HTS #:             8518.22.0000                                       9.  ECCN # :                           EAR99
                                                                              [Include paragraph
                                                                               if possible]

-----------------------------------------------------------------------------------------------------------------------------------
HARDWARE PRODUCT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
10.  Processor Type              N/A                              10A.  Processor CTP               N/A
     & Speed:                                                           Rating in MTOPS:
-----------------------------------------------------------------------------------------------------------------------------------
11. Supplier FCC ID # and        N/A                              12.   Supplier FDA                N/A
    Grantee's Address:                                                  Accession # and
    [If Applicable]                                                     Grantee's Address:
                                                                        [Laser printer, CRT
                                                                        monitor, CD ROM drives]
-----------------------------------------------------------------------------------------------------------------------------------
SOFTWARE PRODUCT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
13.  Does software qualify for Mass Market Treatment? (Yes or No)                                        N/A

-----------------------------------------------------------------------------------------------------------------------------------
14. Does software contain encryption? (Yes or No) N/A [If yes continue to                                N/A
     question 15; if no skip to Supplier Sign Off]
-----------------------------------------------------------------------------------------------------------------------------------
15. What is the length (DES) of the encryption? (40-bit, 56-bit, 128-bit, etc.)                     N/A
    [If 56-bit or less continue to question 16; if not skip to Supplier Sign Off]

-----------------------------------------------------------------------------------------------------------------------------------
16.  If 56-bit or less, has software been reviewed and approved by the U.S. Department of Commerce?       N/A

-----------------------------------------------------------------------------------------------------------------------------------
SUPPLIER SOURCE OF INFORMATION AND APPROVAL
-----------------------------------------------------------------------------------------------------------------------------------

                                 [Gateway logo]

-----------------------------------------------------------------------------------------------------------------------------------
Completed By:          Carla Boylan                                      Phone # :        605-232-5160

-----------------------------------------------------------------------------------------------------------------------------------
XVII. SUPPLIER SECTION

-----------------------------------------------------------------------------------------------------------------------------------
GENERAL INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
1.  Product (Hardware/Software):            Hardware                            2.  Model/ Version:        Digital Media Theater
-----------------------------------------------------------------------------------------------------------------------------------
3.  Gateway Part #(s):                      7000787, 7001364, 7001367, 7001368, 7001123, 7001366
-----------------------------------------------------------------------------------------------------------------------------------
4.  Product Description:                    Digital 3 piece powered speaker system with subwoofer and Dolby Digital
-----------------------------------------------------------------------------------------------------------------------------------
5.  Manufacturer/Supplier Name and Address: *

-----------------------------------------------------------------------------------------------------------------------------------
PRIMARY TRADE INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
6. What is the country(ies) of origin?              *
   [List all countries of origin if product
   will be sourced from or manufactured in
   multiple locations]
-----------------------------------------------------------------------------------------------------------------------------------
7. If country of origin is United States, Mexico, or Canada, is the item
    NAFTA qualified? (yes or no) [If yes, attach NAFTA certificate of origin]
-----------------------------------------------------------------------------------------------------------------------------------
8.  HTS #:             8518.22.0000                                  9.   ECCN # :                               EAR99
                                                                          [Include paragraph
                                                                          if possible]
-----------------------------------------------------------------------------------------------------------------------------------
HARDWARE PRODUCT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
10.  Processor Type              N/A                        10A.  Processor CTP Rating in MTOPS:   N/A
     & Speed:
-----------------------------------------------------------------------------------------------------------------------------------
11.  Supplier FCC ID # and Grantee's Address: [If Applicable]    N/A            12. Supplier FDA Accession #           N/A
                                                                                    and Grantee's Address:
                                                                                    [Laser printer, CRT monitor,
                                                                                    CD ROM drives]
-----------------------------------------------------------------------------------------------------------------------------------
SOFTWARE PRODUCT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
13.  Does software qualify for Mass Market Treatment? (Yes or No)                                   N/A

-----------------------------------------------------------------------------------------------------------------------------------
14. Does software contain encryption? (Yes or No)                                                   N/A
    [If yes continue to question 15; if no skip to Supplier Sign Off]
-----------------------------------------------------------------------------------------------------------------------------------
15. What is the length (DES) of the encryption? (40-bit, 56-bit, 128-bit, etc.)                     N/A
    [If 56-bit or less continue to question 16; if not skip to Supplier Sign Off]
-----------------------------------------------------------------------------------------------------------------------------------
16. If 56-bit or less, has software been reviewed and approved by the U.S. Department of Commerce?  N/A

-----------------------------------------------------------------------------------------------------------------------------------
SUPPLIER SOURCE OF INFORMATION AND APPROVAL
-----------------------------------------------------------------------------------------------------------------------------------

                                 [Gateway logo]

-----------------------------------------------------------------------------------------------------------------------------------
Completed By:          Carla Boylan                                      Phone # :        978-538-5160
-----------------------------------------------------------------------------------------------------------------------------------
XVIII.            SUPPLIER SECTION

-----------------------------------------------------------------------------------------------------------------------------------
GENERAL INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
1.  Product (Hardware/Software):            Hardware                         2.  Model/ Version:     Digital Media Theater Surround
-----------------------------------------------------------------------------------------------------------------------------------
3.  Gateway Part #(s):                      7001016

-----------------------------------------------------------------------------------------------------------------------------------
4.  Product Description:                    2 piece passive surround speaker upgrade for Digital Media Theater
-----------------------------------------------------------------------------------------------------------------------------------
5.  Manufacturer/Supplier Name and Address: *
-----------------------------------------------------------------------------------------------------------------------------------
PRIMARY TRADE INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
6.  What is the country(ies) of origin?                   *
    [List all countries of origin if product
    will be sourced from or manufactured
    in multiple locations]
-----------------------------------------------------------------------------------------------------------------------------------
7. If country of origin is United States, Mexico, or Canada, is the item
   NAFTA qualified? (yes or no) [If yes, attach NAFTA certificate of origin]
-----------------------------------------------------------------------------------------------------------------------------------
8.  HTS #:             8518.22.0000                                       9.  ECCN # :                           EAR99
                                                                              [Include paragraph
                                                                               if possible]
-----------------------------------------------------------------------------------------------------------------------------------
HARDWARE PRODUCT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
10.  Processor Type              N/A                              10A.  Processor CTP Rating in MTOPS              N/A
     & Speed:
-----------------------------------------------------------------------------------------------------------------------------------
11. Supplier FCC ID # and Grantee's              N/A              12. Supplier FDA Accession                       N/A
    Address: [If Applicable]                                          # and Grantee's Address:
                                                                      [Laser printer, CRT
                                                                      monitor, CD ROM drives]
-----------------------------------------------------------------------------------------------------------------------------------
SOFTWARE PRODUCT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
13.  Does software qualify for Mass Market Treatment? (Yes or No)                                   N/A

-----------------------------------------------------------------------------------------------------------------------------------
14. Does software contain encryption? (Yes or No) N/A [If yes continue to question 15; if no skip to Supplier Sign Off]
-----------------------------------------------------------------------------------------------------------------------------------
15. What is the length (DES) of the encryption? (40-bit, 56-bit, 128-bit, etc.)                     N/A
    [If 56-bit or less continue to question 16; if not skip to Supplier Sign Off]
-----------------------------------------------------------------------------------------------------------------------------------
16. If 56-bit or less, has software been reviewed and approved by the U.S. Department of Commerce?  N/A
-----------------------------------------------------------------------------------------------------------------------------------
SUPPLIER SOURCE OF INFORMATION AND APPROVAL
-----------------------------------------------------------------------------------------------------------------------------------
Completed By:               Carla Boylan                                 Phone # :             978-538-5160

-----------------------------------------------------------------------------------------------------------------------------------

                                 [Gateway logo]

-----------------------------------------------------------------------------------------------------------------------------------
XIX.     SUPPLIER SECTION

-----------------------------------------------------------------------------------------------------------------------------------
GENERAL INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
1.  Product (Hardware/Software):            Hardware                           2.  Model/ Version:     BA635 Black
-----------------------------------------------------------------------------------------------------------------------------------
3.  Gateway Part #(s):                      7001000
-----------------------------------------------------------------------------------------------------------------------------------
4.  Product Description:                    3 piece powered speaker system with subwoofer
-----------------------------------------------------------------------------------------------------------------------------------
5.  Manufacturer/Supplier Name and Address: *
-----------------------------------------------------------------------------------------------------------------------------------
PRIMARY TRADE INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
6.  What is the country(ies) of origin?                   *
    [List all countries of origin if product
    will be sourced from or manufactured
    in multiple locations]
-----------------------------------------------------------------------------------------------------------------------------------
7. If country of origin is United States, Mexico, or Canada, is the item
   NAFTA qualified? (yes or no) [If yes, attach NAFTA certificate of origin]
-----------------------------------------------------------------------------------------------------------------------------------
8. HTS #:             8518.22.0000                                       9.  ECCN # :                           EAR99
                                                                             [Include paragraph
                                                                             if possible]
-----------------------------------------------------------------------------------------------------------------------------------
HARDWARE PRODUCT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
10.  Processor Type              N/A                              10A.  Processor CTP Rating in MTOPS:  N/A
     & Speed:
-----------------------------------------------------------------------------------------------------------------------------------
11. Supplier FCC ID # and                  N/A                    12. Supplier FDA Accession #                  N/A
    Grantee's Address:                                                and Grantee's Address:
    [If Applicable]                                                   [Laser printer, CRT monitor, CD ROM
                                                                      drives]
-----------------------------------------------------------------------------------------------------------------------------------
SOFTWARE PRODUCT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
13.  Does software qualify for Mass Market Treatment? (Yes or No)                                        N/A
-----------------------------------------------------------------------------------------------------------------------------------
14. Does software contain encryption? (Yes or No)                                                        N/A
    [If yes continue to question 15; if no skip to Supplier Sign Off]
-----------------------------------------------------------------------------------------------------------------------------------
15. What is the length (DES) of the encryption? (40-bit, 56-bit, 128-bit, etc.)                          N/A
    [If 56-bit or less continue to question 16; if not skip to Supplier Sign Off]
-----------------------------------------------------------------------------------------------------------------------------------
16. If 56-bit or less, has software been reviewed and approved by the U.S. Department of Commerce?       N/A
-----------------------------------------------------------------------------------------------------------------------------------
SUPPLIER SOURCE OF INFORMATION AND APPROVAL
-----------------------------------------------------------------------------------------------------------------------------------
Completed By:               Carla Boylan                                 Phone # :             978-538-5160
-----------------------------------------------------------------------------------------------------------------------------------

                                 [Gateway logo]

-----------------------------------------------------------------------------------------------------------------------------------
XX.      SUPPLIER SECTION
-----------------------------------------------------------------------------------------------------------------------------------
GENERAL INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
1.  Product (Hardware/Software):                Hardware                        2.  Model/ Version:        DT6000
-----------------------------------------------------------------------------------------------------------------------------------
3.  Gateway Part #(s):                      7000858, 7001472
-----------------------------------------------------------------------------------------------------------------------------------
4.  Product Description:                    6 speaker powered home theater system with Dolby Digital
-----------------------------------------------------------------------------------------------------------------------------------
5.  Manufacturer/Supplier Name and Address:      *
-----------------------------------------------------------------------------------------------------------------------------------
PRIMARY TRADE INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
6.   What is the country(ies) of origin?                  *
     [List all countries of origin if product
     will be sourced from or manufactured in
     multiple locations]
-----------------------------------------------------------------------------------------------------------------------------------
7. If country of origin is United States, Mexico, or Canada, is the item
    NAFTA qualified? (yes or no) [If yes, attach NAFTA certificate of origin]
-----------------------------------------------------------------------------------------------------------------------------------
8.  HTS #:             8518.22.0000                                  9.   ECCN # :                               EAR99
                                                                          [Include paragraph
                                                                          if possible]
-----------------------------------------------------------------------------------------------------------------------------------
HARDWARE PRODUCT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
10.  Processor Type                       N/A                        10A.  Processor CTP Rating in MTOPS:   N/A
     & Speed:
-----------------------------------------------------------------------------------------------------------------------------------
11.  Supplier FCC ID # and                N/A:                        12. Supplier FDA Accession # and Grantee's Address
     Grantee's Address: [If Applicable]                                   [Laser printer, CRT monitor, CD ROM drives]
-----------------------------------------------------------------------------------------------------------------------------------
SOFTWARE PRODUCT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
13.  Does software qualify for Mass Market Treatment? (Yes or No)                                   N/A
-----------------------------------------------------------------------------------------------------------------------------------
14. Does software contain encryption? (Yes or No)                                                   N/A
    [If yes continue to question 15; if no skip to Supplier Sign Off]
-----------------------------------------------------------------------------------------------------------------------------------
15. What is the length (DES) of the encryption? (40-bit, 56-bit, 128-bit, etc.)                     N/A
    [If 56-bit or less continue to question 16; if not skip to Supplier Sign Off]
-----------------------------------------------------------------------------------------------------------------------------------
16.  If 56-bit or less, has software been reviewed and approved by the U.S. Department of Commerce?            N/A
-----------------------------------------------------------------------------------------------------------------------------------
SUPPLIER SOURCE OF INFORMATION AND APPROVAL
-----------------------------------------------------------------------------------------------------------------------------------
Completed By:          Carla Boylan                                      Phone # :        978-538-5160

-----------------------------------------------------------------------------------------------------------------------------------

                                 [Gateway logo]

                          SUPPLIER SECTION DEFINITIONS

BOX # 4 - PRODUCT DESCRIPTION: This box should include a general description of the item.

BOX # 6 - COUNTRY OF ORIGIN: Place where the article was manufactured (not the place where the shipment originated). If the article has been processed in more than one country, the country of origin is the last country in which the article underwent a "substantial transformation." In other words, further work or material added to an article in another country must effect a "substantial transformation" in order to render such other country as the country of origin. A substantial transformation occurs when articles lose their identity and become new and different articles of commerce, having a new name, character or use.

BOX # 8 - HTS (HARMONIZED TARIFF SCHEDULE) NUMBER: A 10 digit classification that is used by the various Customs services to classify product for import/export on a worldwide basis. Should you require assistance in determining the classification for your product, you may access U.S. Custom's web site at WWW.CUSTOMS.UNTREAS.GOV, OR CONTACT YOUR LOCAL CUSTOMS OFFICE OR BROKER.

BOX # 9 - EXPORT CONTROL CLASSIFICATION NUMBER ("ECCN"): A 5 digit classification used to identify applicable export licensing requirements. NOTE:
ECCN is not the same as a HTS classification or a Schedule B classification. Within each ECCN a given item will defined under a particular paragraph or subparagraph. For a complete description of each ECCN's composition, see Section 738.2(c) of the Export Administration Regulations (15 CFR Part 738). Should you require assistance in determining the classification for your product, you may contact the Bureau of Export Administration's Export Counseling Division at
(202) 482-4811 or (202) 482-3617, or at "http://www.bxa.doc.gov".

BOX #S 10 & 10A - PROCESSOR TYPE, SPEED AND CTP RATING IN MTOPS: For purposes of this field, "processor" means a monolithic integrated circuit or multi-chip integrated circuit containing an arithmetic logic unit (ALU) capable of executing a series of general purpose instructions from an external storage. It normally does not contain integral user-accessible storage, although storage present on-the-chip may be used in performing its logic function. The definition includes chip sets that are designed to operate together to provide the function of a processor.

BOX # 11 - U.S. FEDERAL COMMUNICATION COMMISSION ("FCC") ID NUMBER: The manufacturer (or importer for an imported device) is required to ensure that the measurements necessary to determine compliance with the technical standards are performed. A copy of the measurement report showing compliance with FCC standards must be retained by the manufacturer and, if requested, be submitted to the Commission. U.S. importers are required to submit an FCC form with their import shipments.

BOX # 12 - U.S. FOOD AND DRUG ADMINISTRATION ("FDA")/ACCESSION NUMBER: Section 536(a) of the Electronic Product Radiation Control provisions of the Federal Food, Drug, and Cosmetic Act (the Radiation Control for Health and Safety Act of
1968) requires that all imported electronic products, for which applicable radiation performance standards exist, shall comply with the standards and shall bear certification of such compliance. U.S. importers are required to submit an FDA form with their import shipments.

BOX # 13 - "MASS MARKET" TREATMENT: This treatment is available for software that is generally available to the public by being: 1) sold from stock at retail selling points, without restriction, by means of over the counter transactions, mail order transactions, telephone call transactions, or internet transactions; and 2) designed for installation by the user without further substantial support by the supplier (See 15 CFR Section 740.13). NOTE: "Mass market" treatment is not available for encryption software unless the length of the encryption string is 56 bits or less and the software has undergone a one time review by the U.S. Department of Commerce (See 15 CFR Sections 742.15(b)(1), Supplement No. 6 to
Part 742 and 748.3(b)(3)).

BOX # 14 - ENCRYPTION SOFTWARE: Computer programs that provide capability of encryption/decryption functions or confidentiality of information or information systems. Such software includes source code, object code, applications software, or operating system software.

BOX # 16 - ONE TIME REVIEW BY THE U.S. DEPARTMENT OF COMMERCE: Refer to 15 CFR
Section 742.15 and Supplement No. 6 to Part 742.

                                 [Gateway logo]

                              PURPOSE AND RELIANCE

PURPOSE OF FORM: The products which Gateway may elect to purchase/license could be the subject of an import and/or export transaction. Certain information is required in order for Gateway to be able to conduct such transactions in the most efficient/cost effective manner possible and in full compliance with all applicable laws and regulations.

RELIANCE: Gateway will be relying on the accuracy of the completed form. Therefore, any temporary or permanent changes in the information provided must be immediately communicated in writing to the appropriate Gateway contact.

                                 [Gateway logo]

                                  ATTACHMENT G

                                STATEMENT OF WORK

1.0      Scope

         1.1 Scope: This "statement of work" (SOW) provides details for conduct of business for US returned products. It provides for establishment of uniform inspecting, testing and results reporting. It further defines the minimal functional performance of Products returned to Gateway - Client Hardware Support (CHS).

         1.2 Applicability: This SOW applies to Products returned to Gateway - CHS that is thought to be faulty by Gateway - CHS Client Care or unsuitable by the client. It defines the process for return of Products to the SUPPLIER and subsequent return of Products to Gateway - CHS.

         1.3 Significance: This SOW shall, upon agreement, become an amendment to open purchase orders for purchase of Products.

2.0      Purpose

         2.1 Purpose: This SOW establishes guidelines and defines responsibilities for each party involved in the receipt and disposition of Products returned to Gateway - CHS by Gateway clients.

3.0 Gateway - CHS Responsibilities.

         3.1 Gateway - CHS advances replacement Products to clients, and receives Products returned from clients.

         3.2 Gateway - CHS returns Products to SUPPLIER's designated returns processing center via a Return Merchandise Authorization (RMA) process as defined in work instruction 40340301. Upon shipment of Products to the designated returns processing center Gateway - CHS completes a DEBIT transaction. All reworked Products will be returned in new packaging from the designated returns processing center to Gateway - CHS.

              3.2.1     Gateway - CHS shall issue procurement for returned
                        Products.

         3.3 Gateway - CHS prepares returned Products for shipment to the designated returns processing center and readies Products for pick up, per joint agreed upon schedule, which can be as often as daily.

         3.4 Gateway - CHS provides all available documentation concerning failure descriptions and client complaints for returned Products. (These documents are commonly referred to as "travelers".) Products returned with systems may not have specific failure definitions.

         3.5 Gateway - CHS has the right to approve SUPPLIER's process, test equipment list and tests for returned Products, and to observe the process at any time.

         3.6 Upon notifying the SUPPLIER and the SUPPLIER's designated returns processing center, Gateway - CHS has the right to perform audits of completed Products, and to reject lots of Products on the basis of unsatisfactory audit findings. Rejected lots will be reworked until lot passes audit and Product is returned to Gateway - CHS.

         3.7 Gateway - CHS reserves the right to approve use of any designated returns processing center selected by the SUPPLIER for the performance of the work defined in this SOW.

         3.8 Upon completion of inspection and test activities by the designated returns processing center, Gateway - CHS will receive Products delivered by the SUPPLIER or designated returns processing center. Upon acceptance of Product and receipt of invoice, Gateway shall REVERSE the DEBIT to the SUPPLIER.

         3.9 Gateway - CHS agrees to re-purchase all Products sent to SUPPLIER's returns processing center after the Products have been properly inspected and reworked (to conformance) in accordance with this SOW and approved documented work instructions. The Gateway - CHS repurchase price equals the original accepted price.

         3.10 Gateway agrees to credit Boston Acoustics for Product deemed "functionally good" but cosmetically bad (customer damaged or abused or fails COSMETIC CRITERA from Appendix I) Product.

4.0      Supplier (Boston Acoustics) Responsibilities.

         4.1 SUPPLIER must designate a returns processing center to perform the work detailed in this SOW. SUPPLIER is responsible for management of the designated returns processing center and for the results achieved by it.

         4.2 SUPPLIER picks up and receives Products per joint agreed upon schedule, which can be as often as daily from Gateway - CHS.

         4.3 SUPPLIER tests and determines suitability of Products in accordance with performance and cosmetic criteria as defined by Gateway approved written inspection, test and process instructions.

         4.4 SUPPLIER provides test, inspection, and process instructions (including a list of test equipment) used in the process and diligently follows the approved process. No changes are made to any Gateway approved process without prior written approval from Gateway.

         4.5 SUPPLIER maintains inspection and audit processes that ensure all approved documented processes are followed and all "conforming" end Products meet Gateway - CHS requirements.

         4.6 The designated returns processing center returns (conforming) Products to Gateway that meet the performance and cosmetic criteria. (Cosmetic & Performance criteria are defined in Appendix
              1).

         4.7 Conforming Products are packed in new packaging, complete and ready for shipment to clients.

         4.8 Products returned to Gateway - CHS meet the criteria for serviceably used Products. SUPPLIER understands that Products are used as replacement parts, or are sold as remanufactured products. Returned Products are expected to be functionally indistinguishable from new.

         4.9 SUPPLIER is responsible for disposition of non-conforming Products that do not meet criteria for return to Gateway - CHS.

         4.10 SUPPLIER picks up and delivers Products between Gateway - CHS and the designated returns processing center per a jointly agreed upon schedule, which can be as often as daily. SUPPLIER and the designated returns processing center maintain work schedules that support Gateway's CHS demand for Products in accordance with Gateway's Standard Terms and Conditions. The designated returns processing center shall return all conforming Products to Gateway
              - CHS, and SUPPLIER shall remit a complementary invoice to enable Gateway to REVERSE the DEBIT.

         4.11 SUPPLIER provides all repair parts required to perform this work. (The designated returns processing center salvages parts from defective Products to the extent practical.)

5.0      Data Collection and Distribution.

         5.1 The designated returns processing center collects test and inspection results in an electronic database. This data is shared with Gateway (in Microsoft Excel format) via e-mail.

              5.1.1 The information is promptly entered upon completion of inspection/test. Data must be entered on the day that the inspection/test is performed. The designated returns processing center notifies Gateway - CHS of any case where a situation arises that prevents meeting this goal.

         5.2 The Required information and defect codes are defined in appendix 2 of this SOW.

         5.3 All costs associated in the above "Supplier Responsibilities" (section 4.0) through "Data Collection and Distribution" (section 5.2), are incurred by SUPPLIER.

                                 [Gateway logo]

                                   APPENDIX 1
                  MINIMUM COSMETIC / PERFORMANCE TEST CRITERIA

1.0      Cosmetic Criteria

         1.1      External Surfaces:

                  1.1.1 A class A surface is defined as any surface of the Product that can be viewed while the system face is toward the inspector (top, front, and sides).

                  1.1.2 A class B surface is defined as any surface on the back of the Product.

                  1.1.3 A class C surface is defined as any surface on the underside of the Product.

         1.2      Surface Defects

                  1.2.1 A DEFECT is defined as any condition of a Product that is different from the Product's original surface Specifications. (i.e.: scratches, scuffs and flaws.) (A gouge would be considered a damaged surface.)

                  1.2.2 A MAJOR DEFECT is defined as any surface of a Product that has one or more defects that renders the part inoperative or consumes the majority of the surface from the standard viewing distance of 24 inches (or arm's length).

                  1.2.3 A MINOR DEFECT is defined as any surface of a Product that has one or more defects, and is noticeable in normal light from the standard viewing distance of 24 inches (or arm's length).

                           NOTE: All inspection should be done in normal lighting conditions. Lighting should be bright enough for easy and efficient viewing and directed so that it does not create glare. Inspection viewing time should not exceed 5 seconds per surface. The standard viewing distance is 24 inches (or arm's length) if no distance is specified.

         1.3      Inspection Details

                  1.3.1 Remove any contamination (dust, oils, or other contaminants) from Product surfaces that can be removed with the use of proper cleaning solutions, unless specified otherwise in this work instruction.

                  1.3.2 Touch paint (functionally good) Product surfaces with minor cosmetic defects (scuffs and/or scratches) whenever restoration to an acceptable level of quality is possible with a reasonable amount of time/effort.

                  1.3.3 Report Products with contaminated surfaces that cannot be removed with the use of proper cleaning solutions.

                  1.3.4 Report Products with any surface that is cracked or damaged beyond repair.

                  1.3.5 Report Products containing a minor defect on any A surface that cannot be repaired with a reasonable amount of time/effort. (Very minor scuffs may be allowable, and need not be reported, on the sides of units providing there is no discoloration.)

                  1.3.6 Report Products containing a major defect on any A, B, or C surface.

                  1.3.7 Return Products containing a minor defect on any B or C surface that can be repaired with a reasonable amount of time/effort (such as touch paint) to Gateway - CHS.

                  1.3.8 Bring questionable Product surfaces to the attention of the immediate supervisor.

                  1.3.9 Report Products that have missing or unreadable printing on the A or B surfaces.

         1.4      Cables

                  1.4.1 Replace and report all cables that are cracked, damaged or distorted beyond repair.

                  1.4.2 Remove contamination (dust, oils, or other contaminants) that can be removed from surfaces with the use of proper cleaning solutions, unless specified otherwise in this work instruction.

                  1.4.3 Report any cable with contaminated surfaces that cannot be removed with the use of proper cleaning solutions.

2.0      Performance Test Criterion

         2.1 All Products tested by SUPPLIER designated returns processing center perform to the original Product Specification as published in manual sent with Products.

                                 [Gateway logo]

                                   APPENDIX 2
                       DATA REQUIREMENTS AND DEFECT CODES

Field types in the database are either numerical or textual. No superfluous letters or numbers should be included in any field. As a minimum, the following information shall be gathered and reported:

     QUANTITY of Products processed by DATE and by GATEWAY PART NUMBER;

     DEFECT DETAIL includes:

         PROCESS DATE (Date products are processed.)  (Numerical Date format:
         M/D/YYYY.)

         GATEWAY ORDER NUMBER (Located on Gateway - CHS traveler. Leave this field blank for units with no traveler.) (Textual format.)

         GATEWAY PART NUMBER (Located on Gateway - CHS traveler. Units without travelers are identified and have the correct Gateway Part Number assigned.) (Textual format.)

         GATEWAY DEFECT CODE (Input) (Located on Gateway - CHS traveler.) (Textual format.)

         GATEWAY DEFECT COMMENT (Input) (Located on Gateway - CHS traveler.) (Textual format.)

         GATEWAY DEFECT CODE - PREFIX (Output) (From Table below.) (Textual format.)

         BOSTON ACOUSTICS SERIAL NUMBER (Enter "NA" into this text field if the unit has no serial number.)

         BOSTON ACOUSTICS DEFECT CODE - SUFFIX (Output) (From Table below.) (Textual format.)

         BOSTON ACOUSTICS DEFECT COMMENT  (Textual format.)

     NOTE:        Multiple Defect Codes are allowed for each unit.

                                 [Gateway logo]

                                   APPENDIX 2

                       DATA REQUIREMENTS AND DEFECT CODES

-------------------------------------------------------------------------------------------------------------------------------
   DEFECT CODE                    Gateway - CHS                    Defect Code                  Boston Acoustics
      PREFIX                       Description                       SUFFIX                       Description
-------------------------------------------------------------------------------------------------------------------------------
      FUN001                  NPF (No Problem Found)
-------------------------------------------------------------------------------------------------------------------------------
      FUN002                  DOA (Dead On Arrival)
-------------------------------------------------------------------------------------------------------------------------------
      FUN004                          Noisy
-------------------------------------------------------------------------------------------------------------------------------
      FUN005                      Not Recognized
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
      FUN016       A port or jack does not connect or just doesn't work PWR                   Defective Jack - Power
-------------------------------------------------------------------------------------------------------------------------------
      FUN016       A port or jack does not connect or just doesn't work SPK                  Defective Jack - Speaker
-------------------------------------------------------------------------------------------------------------------------------
      FUN016       A port or jack does not connect or just doesn't work INP                   Defective Jack - Input
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
      FUN018                         No Power                           XFR                   Defective Transformer

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
     9300-001                     Audio Problems                       ELF                Defective Electronics - Left
-------------------------------------------------------------------------------------------------------------------------------
     9300-001                     Audio Problems                       ERT               Defective Electronics - Right
-------------------------------------------------------------------------------------------------------------------------------
     9300-001                     Audio Problems                       SLF                 Defective Satellite - Left
-------------------------------------------------------------------------------------------------------------------------------
     9300-001                     Audio Problems                       SRT                Defective Satellite - Right
-------------------------------------------------------------------------------------------------------------------------------
     9300-001                     Audio Problems                       WFR                  No sound from |Subwoofer
-------------------------------------------------------------------------------------------------------------------------------
     9300-001                     Audio Problems                       SAT                  No sound from Satellites
-------------------------------------------------------------------------------------------------------------------------------
     9300-001                     Audio Problems                       NCS                     No Chase Sequence
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
     9300-002                  Cord/Cable defective                    INP                Defective cord/cable - Input
-------------------------------------------------------------------------------------------------------------------------------
     9300-002                  Cord/Cable defective                    SPK               Defective cord/cable - Speaker
-------------------------------------------------------------------------------------------------------------------------------
     9300-002                  Cord/Cable defective                    OTH                Defective cord/cable - Other
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
      WKS00                  No Cosmetic Defect Found
-------------------------------------------------------------------------------------------------------------------------------
      WKS06                       Missing Parts
-------------------------------------------------------------------------------------------------------------------------------
      WKS07                  Damaged Parts or Systems
-------------------------------------------------------------------------------------------------------------------------------
      WKS08        Contamination on Parts or Systems other than Blood
-------------------------------------------------------------------------------------------------------------------------------
      WKS09                       Defective LED
-------------------------------------------------------------------------------------------------------------------------------
      WKS10                 Defective Pins or Sockets
-------------------------------------------------------------------------------------------------------------------------------
      WKS12              Supplier Caused Cosmetic Defect
-------------------------------------------------------------------------------------------------------------------------------
      WKS13                 Foreign Object/ Loose Part
-------------------------------------------------------------------------------------------------------------------------------
      WKS14              Defective Screws or Screw Holes
-------------------------------------------------------------------------------------------------------------------------------
      WKS16                     Improper Packaging
-------------------------------------------------------------------------------------------------------------------------------
      WKS17                    Switch Malfunctions                     VOL                  Defective Volume Control
-------------------------------------------------------------------------------------------------------------------------------
      WKS19                  Blood Contaminated Part
-------------------------------------------------------------------------------------------------------------------------------

                                 [Gateway logo]

                                  ATTACHMENT H

                                   TRADEMARKS

CASE ID        SERIAL NO.          TRADEMARK NAME                          TM REG.
----------------------------------------------------------------------------------

B06302000      253265              BOSTON (U.S.)                           1369831
B06302000CA    639076              BOSTON (CANADA)                         390115
B06302000IN                        BOSTON (INDIA)
B06302000JP    70516/1980          BOSTON (JAPAN)
B06302000MX    2515                BOSTON (MEXICO)                         319128
B06302000SG    S/I782/92           BOSTON (SINGAPORE)
B06302000TH    209709              BOSTON (THAILAND)                       150949

B0630200I      73/741756           ACCURA                                  1622123

B06302002      73/253266           BOSTON ACOUSTICS                        1174921
B06302002AR    1825893             BOSTON ACOUSTICS (ARGENTINA)            1476800
B06302002AU    513130              BOSTON ACOUSTICS (AUSTRALIA)            B513130
B06302002BR    816.534.284         BOSTON ACOUSTICS AND DESIGN             B816534284
B06302002BX    777402              BOSTON ACOUSTICS (BENELUX)              510688
B06302002CA    483574              BOSTON ACOUSTICS AND DESIGN (C          284956
B06302002CN                        BOSTON ACOUSTICS
B06302002CO    99.036.821          BOSTON ACOUSTICS (COLUMBIA)
B06302002CR    94058               BOSTON ACOUSTICS (COSTA RICA)           94058
B06302002DE    39514858.8          BOSTON ACOUSTICS (WEST GERMANY)         39514858.8
B06302002EC    53983               BOSTON ACOUSTICS (ECUADOR)              315-96
B06302002EM    273755              BOSTON ACOUSTICS (EUROPE)               273755
B06302002ES    979274              BOSTON ACOUSTICS (SPAIN)(MDJ/           979274
B06302002GB    139I292             BOSTON ACOUSTICS (LOGO)(UNITE
B06302002GT    001168              BOSTON ACOUSTICS (GUATEMALA)
B06302002HK    6277/89             BOSTON ACOUSTICS (HONG KONG)            B4504/93
B06302002ID    270605              BOSTON ACOUSTICS (INDONESIA)            270605
B06302002IL    72779               BOSTON ACOUSTICS (ISRAEL)               1291939
B06302002IN    697104              BOSTON ACOUSTICS (INDIA)
B06302002IT    40496-C/81          BOSTON ACOUSTICS (ITALY)                396863
B06302002JP    70517/1980          BOSTON ACOUSTICS (JAPAN)                1601258
B06302002KE    42408               BOSTON ACOUSTICS (KENYA)                42408
B06302002KR    89-15439            BOSTON ACOUSTICS (SOUTH KOREA)          207221
B06302002LK    73867               BOSTON ACOUSTICS (SRI LANKA)
B06302002MX    2514                BOSTON ACOUSTICS (MEXICO)               323800
B06302002NZ    B194005             BOSTON ACOUSTICS (NEW ZEALAND)          B194005
B06302002PA    075980              BOSTON ACOUSTICS (PANAMA)               75980
B06302002PH    70103               BOSTON ACOUSTICS (PHILIPPINES)          53907
B06302002PY    1394/95             BOSTON ACOUSTICS (PARAGUAY)             209709
B06302002SE                        BOSTON ACOUSTICS (SWEDEN)
B06302002SG    S/5084/89           BOSTON ACOUSTICS (SINGAPORE)
B06302002TH    194676              BOSTON ACOUSTICS (THAILAND)             139040
B06302002TW    78010202            BOSTON ACOUSTICS (TAIWAN)
B06302002VE    24.687-91           BOSTON ACOUSTICS (VENEZU

B06302003      73/515012           MAGNAGUARD                              1421748

B06302004      73/787806           POWER VENT (BLOCK LETTERS)              1568123

B06302005CA    457880              BOSTON ACOUSTICS (BLOCK)(CANAD          275639

B06302006      399097              BOSTON ACOUSTICS                        1291939

B06302007      552192              VARIMOUNT                               1404689

B0632008GB     1464851             BOSTON ACOUSTICS (GREAT BRITAI

B0632009       74/178581           VOYAGER                                 1769162
B0632009GB     1515198             VOYAGER (GREAT BRITAIN)                 1769162

B06302010      74/277293           PROSERIES DESIGN                        1846528
B06302010BX    829773              PROSERIES (BENELUX)                     552890
B06302010CA    781654              PROSERIES (DESIGN)(CANADA)              468478
B06302010DE    B102504/9WZ         PROSERIES (GERMANY)                     2904004
B06302010EM    273763              PROSERIES (DESIGN)(ECT)
B06302010FR    94/528268           PROSERIES (FRANCE)
B06302010GB    2000724             PROSERIES (MARK)(GREAT BRITA            B1515199
B06302010IT    MI95C002504         PROSERIES (ITALY)                       00724661

B06302011      74/286567           RUNABOUT                                1846145

B06302012TW    82-2463             BOSTON ACOUSTICS (TAIWAN)               631443

B06302013      74/376269           RALLY
B06302013ID    326536              RALLY (INDONESIA)                       326536
B06302013SG    S/6463/93           RALLY (SINGAPORE)                       S/6463/93
B06302013TH    268866              RALLY (THAILAND)
B06302013TW    82-42411            RALLY (TAIWAN)

B06302014      74/392851           TEMPO                                   1889180
B06302014ID    327279              TEMPO (INDONESIA)                       327279
B06302014SG    S/6462/93           TEMPO (SINGAPORE)                       S/6462/93
B06302014TH    254827              TEMPO (THAILAND)                        TM17928
B06302014TW    82-42410            TEMPO (TAIWAN)

B06302015      74/570161           VR                                      1948354
B06302015TW    82-36771            VR (TAIWAN)

B06302016      74/542644           CX

B06302017GB    200724              PRO SERIES (DESIGN)(GREAT BRI

B06302018CN                        APOLLO (CHINA)

B06302019DE    39549905            PROSERIES (WORLD MARK)(GERMANY          39549905

B06302020                          MULTIMEDIA (ITU)

B0632021       75/146065           MICROMEDIA                              2138324

B0632022       75/202387           SOUNDBAR                                2188381

B06302023      75/211007           DCD

B06302024                          VIRTUAL THEATER

B06302025      75/376888           ACTIVE BASS CONTOUR (ITU)

B06302026      75/408264           PCMATE (ITU)

B06302027      75/470406           RADIAVENT (ITU)

B06302028      75/519786           BOSTON RALLY

B06302029      75/495835           PERSONAL DESKTOP AUDIO (ITU)

B06302030      75/560211           BA

B06302031      75/670292           EBOSTON

B06302032      75/721710           BASSTRAC

B06302033      75/758003           SST

B06302034                          MOBILE CONVERGENCE (ITU)

B06302035      75/758866           Y2OHM (ITU)

B06302036      75/758865           Y2(OMEGA)(ITU)

B06302037      75/758365           LOGO (BOSTON BOSTONACOUSTICS.C

B06302038                          BOSTONACOUSTICS.COM (ITU